UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2008

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2008, O’Reilly Automotive, Inc., a Missouri corporation (“O’Reilly”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CSK Auto Corporation, a Delaware corporation (“CSK”) and OC Acquisition Company, a Delaware corporation and an indirect wholly-owned subsidiary of O’Reilly (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire each outstanding share of common stock of CSK, par value $0.01 per share (“CSK Common Stock”), in exchange for (i) between 0.3763 and 0.4285 of a share of O’Reilly common stock and (ii) $1.00 in cash, without interest and less any applicable withholding taxes. The final exchange ratio was 0.4285.

The Offer expired at 12:00 p.m. midnight, New York City time, on July 10, 2008, at which time a total of approximately 38,092,340 shares of CSK Common Stock were validly tendered in the Offer and not withdrawn (not including approximately 2,903,556 shares delivered through notices of guaranteed delivery). Together with the shares Purchaser previously owned, upon accepting the shares of CSK Common Stock for exchange, O’Reilly owns 40,246,268 shares of CSK Common Stock, or approximately 90.5% of the issued and outstanding shares of shares of CSK Common Stock.

On July 11, 2008, pursuant to the “short-form” merger procedure available under Delaware law, Purchaser filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, whereupon the merger of Purchaser with and into CSK became effective, with CSK continuing as the surviving corporation and as an indirect wholly owned subsidiary of O’Reilly. In the Merger, each share of CSK Common Stock outstanding immediately prior to the Merger (other than shares of CSK Common Stock held in CSK’s treasury or beneficially owned by CSK, O’Reilly or any of its subsidiaries or for which appraisal rights have been perfected) was canceled and converted into the right to receive (i) 0.4285 of a share of O’Reilly common stock and (ii) $1.00 in cash, without interest and less any applicable withholding taxes. No further action was required by the remaining stockholders of CSK to effect the merger. As a result of the Merger, all publicly held shares of CSK Common Stock (other than shares of CSK Common Stock held in CSK’s treasury or beneficially owned directly or indirectly by CSK or O’Reilly or for which appraisal rights have been perfected) were canceled and converted into the right to receive the Merger Consideration.

Item 8.01	Other Events.

On July 11, 2008, O’Reilly announced that Purchaser accepted for payment and exchange all shares validly tendered and not withdrawn pursuant to its exchange offer for all outstanding shares of common stock of CSK at a per share price of $1.00 in cash, without interest, and 0.4285 of a share of common stock of O’Reilly.

As of the expiration of the exchange offer, based on information provided by the Exchange Agent for the exchange offer, O’Reilly owned 40,246,268 shares of CSK Common Stock, or approximately 90.5% of the issued and outstanding shares of shares of CSK Common Stock.

The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The required financial statements for CSK called for by Item 9.01(a) were included in the Registration Statement on Form S-4 (No. 333-151578) and are incorporated herein by reference.

(b) Pro Forma Financial Information

The required pro forma financial information reflecting the acquisition of CSK called for by Item 9.01(b) were included in the Registration Statement on Form S-4 (No. 333-151578) and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of O’Reilly Automotive, Inc., dated July 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’REILLY AUTOMOTIVE, INC.

By:	/s/ Thomas McFall
Name:	Thomas McFall
Title:	Chief Financial Officer

Date: July 11, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release of O’Reilly Automotive, Inc., dated July 11, 2008.

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